DATED 19 July 2005
                               ------------------






                    (1)  INVESTEC BANK (UK) LIMITED

                    (2)  ENOVA SYSTEMS, INC.

                    (3)  THE DIRECTORS OF ENOVA SYSTEMS, INC.









                                PLACING AGREEMENT

                    in connection with an application to join

                                       AIM










                               Lawrence Graham LLP
                                   190 Strand
                                 London WC2R 1JN
                               Tel: 020 7379 0000
                               Fax: 020 7379 6854
                                   (JGE/I24/6)

                                                     CONTENTS

Clause                                                                                         Page

1.            Definitions                                                                       1

2.            Conditions                                                                        6

3.            Placing and Underwriting obligations                                              7

4.            Authorisations and capacity of Investec                                           7

5.            Obligations prior to Admission                                                    8

6.            Undertakings prior to Admission                                                   9

7.            Completion of the Placing                                                         10

8.            Undertakings following Admission                                                  11

9.            Commissions, fees and expenses                                                    14

10.           Warranties                                                                        14

11.           Disclaimer and indemnities                                                        15

12.           Termination                                                                       17

13.           General and interpretation                                                        18

14.           Status of the Company                                                             19

15.           Notices                                                                           19

16.           Counterparts                                                                      20

17.           Governing Law                                                                     20



Schedule 1 - The Directors                                                                      22

Schedule 2                                                                                      23

       Part A -  Warranties                                                                     23

       Part B -  Warranty confirmation letter                                                   31

       Part C -  Deed of Adherence                                                              32

Schedule 3                                                                                      33

       Part A -  Documents to be delivered to Investec                                          33

       Part B -  Documents to be filed with the London Stock Exchange                           35

       Part C -  Documents in the agreed form                                                   35

THIS AGREEMENT is made the 19th day of July 2005

BETWEEN:

(1) INVESTEC BANK (UK) LIMITED (incorporated in England and Wales with registered no. 489604) whose registered office is at 2 Gresham Street, London EC2V 7QP, acting through its divisions Investec Investment Banking and Investec Securities ("Investec");

(2) ENOVA SYSTEMS, INC. (a corporation incorporated in California, USA with corporation no. C0775424) whose principal offices are at 19850 South Magellan Drive, Torrance, California 90502, USA (the "Company"); and

(3) THE SEVERAL PERSONS whose names and addresses are set out in Schedule 1 (the "Directors").

BACKGROUND:

(A) The Company has an authorised and issued share capital as set out in paragraph 2 of Part 6 of the Admission Document.

(B) The existing issued shares of Common Stock are traded on the OTC Bulletin Board in the US under the symbol `ENVA'.

(C) The Company wishes to obtain the Admission of its issued and to be issued shares of common stock, no par value, to AIM, and wishes to raise (pound)11.5 million pursuant to the Placing.

(D) The Board of Directors of the Company has approved a 1 for 45 stock consolidation of the Common Shares of the Company due to become effective prior to such Admission to AIM.

(E) Investec has agreed, on the terms and subject to the conditions of this Agreement, to act as agent for the Company in respect of the Placing
     Shares, to use its reasonable endeavours to procure Placees for an aggregate of 5,350,000 Common Shares at the Placing Price, and to the extent that it is in default thereof, itself to subscribe as principal for such Placing Shares.

IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

1.1 In this Agreement, the following words and expressions have the following meanings, unless the context requires otherwise:-

     "'A' Preferred Stock"         shares  of  series  A  convertible  preferred
                                   stock, no par value, in the capital of the Company;

     "Accounts"                    the  audited  balance  sheet and the  audited
                                   profit and loss account of the Company for the financial year ended on the Balance Sheet
                                   Date;

     "Accountants Report"          the short form  report on the  results of the
                                   Company for the three (3) years ended on the Balance Sheet Date prepared by the Reporting
                                   Accountants and addressed to the Company and to Investec in the form set out in Section A of Part 3 of the Admission Document;

     "Admission"                   the admission to AIM of all the issued and to
                                   be  issued  Common  Shares   (including   the
                                   Placing   Shares)   becoming   effective   as
                                   provided for in Rule 6 of the AIM Rules;

     "Admission Document"          the   document  in  the  agreed  form  to  be
                                   published by the Company  pursuant to the AIM

                                   Rules in connection with the Placing and Admission and which comprises an `admission document' under the AIM Rules;

     "Admission Application"       the  application by the Company to the London
                                   Stock Exchange for Admission in the form required by the AIM Rules;

     "Affiliate"                   any  holding   company  of  Investec  or  any
                                   subsidiary of any such holding company and the current and former directors, officers and employees of each of such persons and of Investec as the case may be;

     "AIM" the market of that name operated by the London Stock Exchange;

     "AIM company"                 a company  whose  securities  are admitted to
                                   trading on AIM;

     "AIM Rules"                   the `AIM Rules for Companies'  (including the
                                   guidance  notes  thereto)  published  by  the
                                   London Stock Exchange governing,  inter alia,
                                   admission   to   AIM   and   the   continuing
                                   obligations of AIM companies (in force with effect from 1 July 2005, as may be amended from time to time);

     "'B' Preferred Stock"         shares  of  series  B  convertible  preferred
                                   stock, no par value, in the capital of the Company;

     "Balance Sheet Date"           31 December 2004;

     "Board" the Board of Directors of the Company from time to time or a duly authorised committee of the Board;

     "Board Resolutions"           the  resolutions  of the Board in the  agreed
                                   form approving, inter alia, the Placing, authorising the Admission Application and approving the Issue Documents;

     "Business Day"                any day on which  banks in the City of London
                                   are open for business (excluding Saturdays);

     "California Corporations      the California Corporations Code;
        Code"

     "Combined Code"               the principles of good governance and code of
                                   best practice appended to, but not forming part of, the Listing Rules;

     "Common Shares"               shares of common stock,  no par value, in the
                                   capital of the Company;

     "Company's UK Solicitors"     Field  Fisher  Waterhouse  of 35 Vine Street,
                                   London EC3N 2AA;

     "Company's US Lawyers"        Reed  Smith  LLP of Two  Embarcadero  Center,
                                   Suite 2000, San Francisco CA 94111, USA;

     "Conditions"                  the conditions set out in clause 2.1;

     "Executive Directors"         Edwin Riddell and Larry Lombard;

     "FSMA" the Financial Services and Markets Act 2000, as amended (including pursuant to the Market Abuse Regulations) and including any regulations made pursuant thereto;

     "Indemnified Person"          Investec and/or any of its Affiliates;

     "IRS"                         the   Internal   Revenue   Service   of   the
                                   Department of the Treasury in the US;

     "Issue Documents"             the   Press   Announcement,   the   Admission
                                   Document,  the  Presentation  and the Placing
                                   Letter;

     "Lapse Date"                  9 August 2005, if any of the  Conditions  has
                                   not been fulfilled (or, where appropriate, waived by Investec) by 5.00 pm on that date;

     "Legal Due Diligence Report"  the report in the agreed  form on the Company and its business, assets and liabilities prepared by the Company's US Lawyers and addressed to the Company and to Investec; "Listing Rules" the Listing Rules from time to time of the UK Listing Authority made by it under Part VI of FSMA;

     "Lock-In Deed"                the deeds in the  agreed  form to be  entered
                                   into by Jagen  Pty  Limited  in favour of the
                                   Company  and   Investec  in  respect  of  its
                                   holding of Common Shares;

     "London Stock Exchange"       London Stock Exchange plc;

     "Long Form Report"            the  long  form  accountants  report  on  the
                                   Company prepared by the Reporting Accountants in connection with the Placing and addressed to Investec and to the Directors;

     "Market Abuse Regulations"    the  Financial  Services and Markets Act 2000
                                   (Market Abuse) Regulations 2005;

     "NASD" National Association of Securities Dealers in the US;

     "NASDAQ" the National Association of Securities Dealers Automated Quotation System, a national securities exchange in the US which is owned and operated by National Stock Markets, Inc.;

     "Nominated Adviser and        the   agreement   dated   the  date  of  this
        Broker Agreement"          Agreement   between   the   Company  (1)  the
                                   Directors (2) and Investec (3) relating to the appointment of Investec as the Company's
                                   Nominated Adviser and Broker;

     "Non-Executive Directors"     Anthony Rawlinson, Bjorn Ahlstrom, Dr Malcolm
                                   Currie, Donald Dreyer and John Wallace;

     "OTC Bulletin Board"          the Over The Counter Bulletin Board quotation
                                   medium  that  securities  dealers  may use to
                                   enter,    update   and   retrieve   quotation
                                   information for securities trading over the counter that are neither listed on NASDAQ or on a primary national securities exchange;

     "OTC Bulletin Board Rules"    the rules and  regulations  (including of the
                                   NASD and the SEC) applicable to a company whose shares are traded on the OTC Bulletin
                                   Board in the US;

     "'P' Proof"                   the  placing  proof dated 19 July 2005 of the
                                   Admission Document in the agreed form sent by
                                   Investec  to  prospective  Placees  with  the
                                   Placing   Letter  in   connection   with  the
                                   Placing;

     "Pathfinder Admission         the  pathfinder  admission  document  in  the
        Document"                  agreed form used to market the Placing Shares
                                   to Placees;  "Placees"  persons who subscribe
                                   for   Placing   Shares   pursuant   to   this
                                   Agreement;

     "Placing"                     the placing of the Placing Shares pursuant to
                                   this Agreement;

     "Placing Letter"              the  letter  in  the  agreed   form  sent  by
                                   Investec to prospective Placees in connection with the Placing;

     "Placing List"                has the meaning in clause 7.2.1;

     "Placing Price"               215p per Placing Share;

     "Placing Shares"              5,350,000  new Common  Shares  proposed to be
                                   issued by the Company to Placees pursuant to the Placing;

     "Presentation"                the Company's marketing presentation given to
                                   certain potential institutional investors in the Company;

     "Press Announcement"          the press  announcement  in the  agreed  form
                                   containing details of the Placing;

     "Registrars"                  Computershare  Investor  Services  plc  of 66
                                   Upper Thames Street, London EC4V 3BJ;

     "Regulation S"                Regulation S of the US Securities Act;

     "Regulatory Information       any channel  recognised  as a channel for the
        Service" or "RIS"          dissemination  of  information  as defined in
                                   the glossary of terms in the AIM Rules;

     "Reporting Accountants"       Baker Tilly of 2  Bloomsbury  Street,  London
                                   WC1 3ST;

     "RestrictedShares"            Common  Shares or any  interest in any Common
                                   Shares which are (a) beneficially owned by each Director at the date of this Agreement;
                                   (b) derived from such shares; (c) purchased by each Director; and (d) issued to each Director on the exercise of share options or other rights to subscribe;

     "SEC"                         US Securities and Exchange Commission;

     "SEC Regulations"             the  rules and  regulations  of the SEC in so
                                   far as they apply to the Company;

     "Specified Event"             an event  occurring  or matter  arising on or
                                   after the date of this Agreement and before Admission which if it had occurred before the date of this Agreement would have rendered any of the Warranties untrue or incorrect in any material respect;

     "Stock Consolidation"         the 1  for  45  stock  consolidation  of  the
                                   Common Shares of the Company approved by the Directors on 2 June 2005 and due to become effective on or before 26 July 2005;

     "tax" or" taxation"           any  form of  taxation  whenever  created  or
                                   imposed   and  whether  of  the  US  (or  any
                                   individual  State  of  the  US),  the  United
                                   Kingdom or elsewhere and,  without  prejudice
                                   to the generality of the foregoing,  includes
                                   income tax,  corporation  tax,  capital gains
                                   tax, value added tax,  inheritance tax, stamp
                                   duty,  stamp duty  reserve  tax,  withholding
                                   tax,   rates,   customs  and  excise  duties,
                                   national   insurance  and  any  other  taxes,
                                   levies,   duties  or  imposts   similar   to,
                                   replaced by or replacing  any of them and all
                                   penalties,  fines and interest included in or
                                   relating  to  any  tax  assessment  therefor,
                                   regardless of whether such taxes,  penalties,
                                   charges   and   interest   are   directly  or
                                   primarily chargeable against or attributable to the Company or any other person, firm or company;

     "Termination Date"            the  date   (if   any)  on   which   Investec
                                   terminates   its   obligations   under   this
                                   Agreement pursuant to clause 12;

     "VAT"                         United Kingdom value added tax;

     "US"                          the United States of America;

     "US Person"                   has the meaning  given to it in Part 5 of the
                                   Admission Document;

     "US Securities Act"           the US Securities Act of 1933 (as amended);

     "Verification Notes"          the  verification  notes in the  agreed  form
                                   prepared  by  the   Company's  UK  Solicitors
                                   comprising  questions and the answers to such
                                   questions for the purpose of  confirming  the
                                   accuracy of the information  contained in the
                                   Presentation,    the   Pathfinder   Admission
                                   Document and the Admission Document;

     "Warranties"                  the  warranties  contained  or referred to in
                                   clauses 10.1 and 10.2, and Part A of Schedule
                                   2;

     "Working Capital Report"      the  report,  in  the  agreed  form,  by  the
                                   Reporting   Accountants   addressed   to  the
                                   Company and Investec on the cash flow and working capital projections of the Company for the period ending 31 December 2006.

1.2 Any reference to a document being "in the agreed form" means in the form of the draft or proof thereof signed for the purpose of identification by Lawrence Graham LLP (on behalf of Investec) and the Company's UK Solicitors (on behalf of the Company and the Directors) with such alterations (if any) as may be agreed by or on behalf of Investec and the Company. A list of documents in the agreed form is set out in Part C of Schedule 3.

1.3 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.4 In this Agreement, the expressions "subsidiary undertaking", "subsidiary" and "holding company" shall in relation to Investec have the meanings given thereto in section 736 of the Companies Act 1985.

1.5 References in this Agreement to Recitals, clauses and Schedules are to Recitals and clauses of and Schedules to this Agreement.

1.6 Headings are included in this Agreement for convenience only and shall be disregarded in its interpretation.

1.7  A reference to a statute or statutory provision includes a reference:-

     1.7.1 to that statute or provision as from time to time modified or re-enacted (but in the case of a modification or re-enactment effected after the date of Admission, only so far as it applies in relation to a period before Admission);

     1.7.2 to any repealed statute or statutory provision which it re-enacts (with or without modification); and

     1.7.3     to any subordinate legislation made under the relevant statute.

1.8 All commissions, fees and other expenses payable under or pursuant to this Agreement are stated exclusive of VAT, if any, payable thereon.

2.   CONDITIONS

2.1  The obligations of Investec under this Agreement are conditional upon:-

     2.1.1 the execution and delivery by the parties thereto of the Nominated Adviser and Broker Agreement;

     2.1.2     the execution and delivery by the parties  thereto of the Lock-In
               Deed;

     2.1.3 the Admission Document having been published in accordance with Rule 3 of the AIM Rules on the date of this Agreement;

     2.1.4     the Stock Consolidation having become effective;

     2.1.5 the fulfilment by the Company and the Directors of their obligations under clauses 5.1 and 6;

     2.1.6 the passing without any amendment not approved by Investec of the Board Resolutions;

     2.1.7 the authorities given in clause 4 remaining in full force and effect;

     2.1.8 any supplementary admission document which may be required pursuant to the AIM Rules having been approved by Investec and published before Admission;

     2.1.9 none of the Warranties or undertakings provided by this Agreement being or having become untrue, inaccurate or misleading in any material respect at any time before Admission, and no fact or circumstance having arisen which would constitute a material breach of any of the Warranties or undertakings provided by this Agreement or constitute a Specified Event;

     2.1.10 this Agreement not having been terminated by Investec prior to Admission pursuant to clause 12;

     2.1.11 the delivery to Investec by no later than 5.00 pm on the Business Day immediately preceding the date upon which Admission is to occur of the duly signed warranty confirmation letter set out in Part B of Schedule 2; and

     2.1.12    Admission occurring by not later than 8.30 am on 26 July 2005;

     provided that each of the parties to this Agreement shall perform its obligations hereunder until such time (if any) as any of such conditions shall have become incapable of being satisfied (or waived by Investec).

2.2 The Company and (so far as it is within their powers) the Directors will use all reasonable endeavours to procure the fulfilment of the Conditions by the times and dates stated therein and in particular, will provide such information and documents, pay such fees, give such undertakings and do all such acts and things as may be reasonably required to enable Admission to take place.

2.3 If any of the Conditions is not fulfilled (or, where appropriate, waived by Investec) by 5.00 pm on the Lapse Date, this Agreement shall cease and determine and:-

     2.3.1 Investec shall return to prospective Placees in accordance with the Issue Documents any monies received from them;

     2.3.2 no party to this Agreement will have any claim against any other party for costs, damages, compensation or otherwise except that:-

               (a) such termination shall be without prejudice to any accrued rights or obligations under this Agreement; and

               (b) the provisions of clauses 2.3, 11, 13, 14, 15, 16 and 17 and shall remain in full force and effect;

     2.3.3 the Company shall pay to Investec the fee for its corporate finance advice in connection with the Placing as stated in clause 9.1.1;

     2.3.4 the Company shall reimburse to Investec all the costs and expenses referred to in clause 9.2 below.

3.   PLACING AND UNDERWRITING OBLIGATIONS

3.1  Subject to the terms and conditions of this Agreement, Investec shall:-

     3.1.1 on behalf of and as agent for the Company (which appointment the Company hereby confirms) use its reasonable endeavours to procure Placees to subscribe for the Placing Shares at the Placing Price and subject to the terms and conditions of, and on the basis of the information contained in, the Issue Documents; and

     3.1.2 subscribe as principal at the Placing Price, on the terms and conditions and on the basis of the information contained in, the Issue Documents for any Placing Shares which are not subscribed for by Placees.

3.2 Investec shall effect the Placing by sending Placing Letters to all Placees for completion and counter-signature by such Placees by way of confirmation of the commitments of such Placees to subscribe for Placing Shares on the basis set out therein.

3.3 The parties to this Agreement agree and acknowledge that the Placing Shares have not been and will not be registered under the US Securities Act, and may not be offered or sold within the US or to, or for the account or benefit of, US Persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the US Securities Act. Investec confirms that (except pursuant to an effective registration statement or pursuant to an available exemption from the registration requirement of the US Securities Act) it has not offered and sold and will not offer and sell the Placing Shares, within the US or to, or for the account or benefit of, US Persons.(i) as part of its distribution at any time and (ii) otherwise until one (1) year after the later of the date of commencement of the Placing and the closing date of the Placing. It is acknowledged that the Placing Letters will contain a confirmation from Placees (and share certificates for the Placing Shares will bear a legend to the similar effect) to the following effect:

               "The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until one (1) year after the later of the commencement of the Placing or the closing date of the Placing, in either case except in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S under the Securities Act."

4.   AUTHORISATIONS AND CAPACITY OF INVESTEC

4.1 The Company hereby irrevocably appoints Investec on the terms of this Agreement as its agent in connection with the Placing and the application for Admission, and to do all things on behalf of the Company which may be reasonably necessary or desirable in connection with the Placing and

     Admission, including the power to appoint agents to act on its behalf in connection with its obligations under with this Agreement, and:- 4.1.1 confirms that the foregoing appointment confers on Investec all powers, authorities and discretions on behalf of the Company which are necessary for or reasonably incidental to the making of the Placing on the basis set out in this Agreement and in the Issue Documents;

     4.1.2 as security for its obligations under this Agreement, the Company hereby irrevocably appoints any director of Investec as its attorney to sign, seal, execute and deliver, acknowledge and register any document and do any act or thing which may be necessary for or reasonably incidental to the Placing, provided that such appointment as attorney shall terminate on the termination of this Agreement or on such later date as may be agreed in writing between the Company and Investec; and

     4.1.3 hereby agrees to ratify and confirm everything that Investec shall lawfully and properly do in the exercise of, and in accordance with, such appointment as agent, appointment as attorney, powers, authorities and discretions.

4.2 The Company and the Directors acknowledge that neither Investec nor any of its Affiliates or advisers is responsible to the Company or to any Directors for verifying the accuracy and/or fairness of any information published in the Issue Documents or otherwise published by the Company, unless it or any of its advisers has accepted specific responsibility in writing for such verification.

4.3 Any transaction carried out by Investec pursuant to this Agreement will be carried out at the request of the Company and as agent of the Company and not in respect of Investec's own account (save pursuant to clause 3.1.2). Investec shall be entitled to receive and/or retain and/or allow its agents to retain any commission or brokerages paid to it or its agents in connection with the implementation of any such transactions and shall not be under any liability to account for any benefit or advantage derived from such transaction by it or any company connected with it. Neither Investec nor any of its Affiliates shall be responsible for any loss or damage to any person arising from any such transaction or for any insufficiency or alleged insufficiency of the terms on which any of the Placing Shares may be procured to be subscribed by Investec or for the timing of any such subscription unless such loss or damage was attributable to (i) the fraud, bad faith, negligence or wilful default of Investec, (ii) the material breach by Investec of its obligations under this Agreement or (iii) breach by Investec of the FSMA, the AIM Rules or the conduct of business provisions of the FSMA.

5.   OBLIGATIONS PRIOR TO ADMISSION

5.1  The Company shall prior to publication of the Issue Documents:-

     5.1.1 hold a meeting of the Board at which the Board Resolutions shall be passed; and

     5.1.2 deliver or cause to be delivered to Investec (to the extent that Investec has not already received the same) or as it shall direct the documents listed in Part A of Schedule 3, save that Investec may, in its absolute discretion and subject to such conditions as it may determine, extend the time for delivery or waive the requirement for delivery of any of the documents listed in Part A of Schedule 3.

5.2 The Company agrees to offer the Placing Shares on and subject to the terms and conditions and on the basis of the information set out in the Admission Document (or the 'P' Proof of the Admission Document) and the Placing Letters.

5.3  The Company will procure that:-

     5.3.1     the Admission Document is published as required by the AIM Rules;

     5.3.2 sufficient copies of the Admission Document are made available at the registered office of the Company and at the other locations and for the period(s) required by the London Stock Exchange; and

     5.3.3     the Press Announcement is published via an RIS.

5.4 Subject to Investec receiving confirmation of fulfilment of the obligations of the Company pursuant to clauses 5.1 and 5.3, Investec shall use its reasonable endeavours to effect the Placing by procuring and seeking to procure subscribers for the Placing Shares.

5.5 The Company hereby confirms its instructions to Investec to apply on behalf of the Company to the London Stock Exchange for Admission, and in connection with the Admission Application:-

     5.5.1 the Company and each of the Directors will use its or his reasonable endeavours to obtain Admission on or before 26 July 2005 (and in any event not later than the Lapse Date) and will, at the Company's expense, supply or procure the supply of all such information, give or procure the giving of all such undertakings by the Company, and execute or procure the supply of all such documents by the Company and do or procure to be done by the Company, all such things as may be reasonably required to obtain Admission, and comply with the requirements of the London Stock Exchange, the AIM Rules and any requirements of law; and

     5.5.2 Investec will use its reasonable endeavours to assist the Company in connection with the Admission Application and in obtaining Admission.

5.6 The Directors and the Company hereby authorise Investec to instruct the Registrars in connection with the Placing.

6.   UNDERTAKINGS PRIOR TO ADMISSION

6.1 The Company and the Directors hereby undertake that any publicity issued by or on behalf of the Company in connection with the Placing and/or Admission, including any statement to or interview with the media, shall be consistent with the Issue Documents and shall be agreed with Investec in advance (to the maximum practicable extent and subject to such conditions as Investec may reasonably impose in the case of interviews or conferences with journalists or other representatives of the media).

6.2 Save as expressly required hereunder by law or by the London Stock Exchange, no public announcement or communication concerning the Company, the Placing or this Agreement which is or may be material in relation to the Placing or the issue of the Placing Shares may be made or despatched between the date of this Agreement and Admission (both days inclusive) or at any time in relation to the termination of this Agreement without the consent of Investec as to the content, timing and manner of making or despatch thereof.

6.3 The Company and the Directors hereby undertake that they will not prior to Admission:-

     6.3.1     enter into or terminate any commitment or agreement; or

     6.3.2     put the  Company  in a position  where it is obliged to  announce
               that  any   commitment  or  agreement  may  be  entered  into  or
               terminated;

     which, in either case, is material in the context of the Company or the Placing or the issue of the Placing Shares, without the prior written consent of Investec.

6.4 The Company hereby undertakes that, if following publication of the Admission Document and prior to Admission any significant change occurs affecting any matter contained in the Admission Document whose inclusion was required by the AIM Rules, or a significant new matter arises which would have been required to have been included, in the Admission Document or there is a significant inaccuracy in the Admission Document (in each case as referred to or, in the case of `significant' as defined in, section

     87G(4) FSMA as if the Admission Document was a 'prospectus' within the meaning of the FSMA and the Placing Shares were being offered to the public in the United Kingdom, whether or not there is a breach of a Warranty), then without prejudice to clauses 10 and 12:-

     6.4.1 the Company shall notify Investec as soon as reasonably practicable and shall, in conjunction with Investec, deal with such change, new matter or inaccuracy as if the Admission Document was a 'prospectus' within the meaning of the FSMA and the Placing Shares were being offered to the public in the United Kingdom; and

     6.4.2 the Company shall, in conjunction with Investec, take all such steps and make all such announcements and publish all such documents (including, if required, a supplementary admission document) as may be required by law, by the AIM Rules or by the London Stock Exchange in the circumstances (any such steps or documents to be in a manner or form approved by Investec).

6.5 The Company and each of the Directors severally undertakes in so far as it/he is able not to cause and to use all reasonable endeavours not to permit any Specified Event to occur before the earlier of Admission or termination of this Agreement.

6.6 The Company and each of the Directors agrees that it or he (as the case may be) shall notify Investec forthwith if it comes to its or his knowledge that, at any time prior to Admission, any of the Warranties is or has become untrue or inaccurate or misleading in any material respect, or would have been untrue or inaccurate or misleading in any material respect by reference to the facts and circumstances then existing, and/or that there has been any material breach of any of the Warranties.

7.   COMPLETION OF THE PLACING

7.1 Investec shall (following consultation with the Company) determine all matters in respect of the Placing, including without limitation:-

     7.1.1     the identity of Placees;

     7.1.2     the validity of acceptances received for Placing Shares; and

     7.1.3     the allocation of Placing Shares amongst Placees.

7.2 Subject to this Agreement having become unconditional (save as to Admission) and not having been terminated pursuant to clause 12, the Company shall not later than 5.00 p.m. on the day before Admission is due to occur hold a meeting of the Board at which:-

     7.2.1     Investec shall deliver a list of Placees for Placing Shares, with
               the   relevant   registration   details  and  numbers  of  shares
               subscribed by each Placee ("Placing List");

     7.2.2 the Company shall allot and issue the Placing Shares to Placees in accordance with the Placing List subject to the bye-laws and restated articles of incorporation of the Company, free from liens, charges and encumbrances and ranking in full for all dividends or other distributions declared, made or paid on the ordinary share capital of the Company after the date of this Agreement, and ranking pari passu in all other respects with the existing issued Common Shares (immediately upon the Stock Consolidation); and

     7.2.3 the Company shall approve the registration (without registration fee) of the Placees in the register of stockholders of the Company, and the issue of definitive share certificates (in each case bearing the legend set out in Part 5 of the Admission Document) to the Placees, in accordance with the timetable for such matters set out in the Admission Document.

7.3  The Company shall:-

     7.3.1 by no later than 25 July 2005, deliver to Investec a certified copy of the resolutions of the Board referred to in clause 7.2; and

     7.3.2 provide all necessary instructions to the Registrars to enable them to perform their duties as registrars as contemplated by this Agreement and the Admission Document.

7.4 By no later than 3.00 pm on the second Business Day following the date of Admission, Investec shall (to the extent that it has received the same)
     transfer from the sums received from Placees in respect of their subscription of Placing Shares to the Company an amount equal to the aggregate value of the Placing Shares at the Placing Price less an amount equal to the sums payable to Investec and any other fees relating to the Placing payable by the Company pursuant to clause 9 together with any VAT thereon (insofar as known at that date) by telegraphic transfer to account no 6804-592442 routing no. 1210-0024-8 at Wells Fargo Bank, Los Angeles Main Office, 333 S. Grand Avenue, Los Angeles, CA 90017. Payment in full of such sums shall fully discharge Investec's payment obligations to the Company.

7.5 The Company undertakes that following Admission it will not register any transfer of Placing Shares in the register of stockholders of the Company not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act or pursuant to an available exemption from the registration requirements under the US Securities Act.

8.   UNDERTAKINGS FOLLOWING ADMISSION

8.1 The Company hereby undertakes that it will, and each of the Directors hereby severally undertakes that he will use reasonable endeavours to ensure that the Company will, apply the net proceeds of the Placing received by the Company only for the purposes described in the Admission Document and the Working Capital Report.

8.2 The Company will comply with all relevant obligations of the AIM Rules and in particular (but without limitation) will ensure that each of its Directors (including any future appointee) accepts responsibility for the Company's compliance with the AIM Rules, seeks advice from Investec (while it remains the Company's nominated adviser) regarding such compliance whenever appropriate and takes that advice into account.

8.3 The Company hereby undertakes that, for a period of three (3) months following Admission, it will not, without the prior written consent of Investec (such consent not to be unreasonably withheld or delayed):-

     8.3.1 enter into any agreement, commitment or arrangement or put itself into a position where it is obliged to make any announcement concerning any agreement, commitment or arrangement which might be material in the context of the Placing or Admission; or

     8.3.2 issue any shares or options to subscribe for any shares (other than options granted pursuant to the stock option plan referred to in the Admission Document) or securities convertible or exchangeable into shares or enter into any agreement or undertaking to do so.

8.4 The Company hereby undertakes that, for the period expiring on the date of the preliminary announcement of the results of the Company for the financial year ending 31 December 2005, it will notify Investec in advance of and discuss with Investec:-

     8.4.1 any proposed public statement or announcement in relation to the financial position or affairs of the Company;

     8.4.2 any proposed agreement or arrangement relating to a corporate transaction requiring disclosure under the AIM Rules, the SEC Regulations or the OTC Bulletin Board Rules;

     8.4.3 any documents proposed to be sent to all shareholders of the Company; and

     8.4.4 any information which is likely to affect the character or value of the business of the Company or which may be necessary to be made known to the public to enable the public to appraise the position of the Company and to avoid the establishment of a false market in the Common Shares.

8.5 Each of the Directors hereby undertakes to each of the Company and Investec that without the prior written approval of Investec:-

     8.5.1 he will not at any time prior to the first anniversary of Admission (the "Restricted Period"), transfer or dispose (or permit the transfer or disposal) of, directly or indirectly, any of his Restricted Shares;

     8.5.2 he will use his reasonable endeavours to procure that any person who is a connected person of his shall adhere to the provisions of clause 8.5.1.

8.6  The provisions of clause 8.5 shall not apply:-

     8.6.1 in the case of Anthony Rawlinson only, to the disposal (not earlier than the date of the preliminary announcement of the results of the Company for the financial year ending 31 December
               2005) of such number of Restricted Shares as is necessary to produce net sale proceeds of US$500,000;

     8.6.2 in the case of Larry Lombard only, to a disposal of such number of Restricted Shares which are issued to such Director on the exercise of share options granted to him (and which would otherwise lapse during the Restricted Period) as is necessary to produce net sale proceeds sufficient to pay the exercise price payable by such Director in respect of such exercise and any taxation liability of such Director in respect of such sale; or

     8.6.3 to a disposal by the personal representatives of the Director if he shall die (provided that the sale of any shares in the Company by such personal representatives pursuant to this sub-clause shall be effected in accordance with the reasonable requirements of the Company so as to ensure an orderly market for the issued share capital of the Company); or

     8.6.4 to transfers or disposals of Restricted Shares pursuant to acceptance of an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class and execution of an irrevocable commitment to accept such an offer shall be deemed to be an acceptance of an offer for the purposes of this clause 8.6.4; or

     8.6.5 to transfers or disposals of Restricted Shares pursuant to any sale or transfer required by an order made by a court with competent jurisdiction;

     8.6.6 to transfers or disposals of Restricted Shares by any Director to any trust created for the benefit of that Director and his immediate family, provided that such transferee, before registration of any transfer of such shares to such transferee, executes an undertaking in relation to such shares in the form of the deed of adherence set out in Part C of Schedule 2 and provided further that Investec has first given its written consent to such a transfer or disposal (such consent not to be unreasonably withheld or delayed).

8.7 Each of the Executive Directors severally undertakes to Investec in the terms set out in the provisions of their respective service agreements dealing with post termination obligations as if such provisions were set out herein and repeated mutatis mutandis.

8.8 Each of the Executive Directors acknowledges and agrees with Investec that the duration, extent and application of the restrictions contained in clause 8.7 are no greater than is necessary for the protection of the goodwill and trade connections of the business of the Company and value of the Placing Shares.

9.   COMMISSIONS, FEES AND EXPENSES

9.1 In consideration of Investec's services under this Agreement, the Company shall pay (together with VAT where applicable) to Investec:-

     9.1.1 a fee of (pound)210,000 for its corporate finance advice in connection with the Placing; and

     9.1.2 conditional on Admission, a commission equal to five per cent. (5%) of the aggregate value at the Placing Price of all the Placing Shares.

9.2 The Company will bear all expenses of or incidental to the Placing, the issue of the Placing Shares and Admission including, without limitation, the fees of its accountancy, legal and other professional advisers, the cost of printing and distribution of all the Issue Documents, Registrars' fees, London Stock Exchange fees, the fees of the legal advisers of Investec (not exceeding (pound)65,000 plus VAT and disbursements), the amount of any expenses which Investec may have paid on behalf of the Company and (where applicable) VAT.

9.3 The amounts payable pursuant to clauses 9.1 and 9.2 together with any other amounts outstanding from the Company to Investec may, subject to receipt by the Company of appropriate invoices therefor, be withheld by Investec from any payment to be made by Investec to the Company pursuant to clause 7.4. Any amounts payable pursuant to clauses 9.1 and 9.2 not so withheld by Investec shall be paid within three (3) Business Days after receipt by the Company of the relevant invoices for such amounts.

10.  WARRANTIES

10.1 The Company and each of the Directors jointly and severally warrant to Investec (in each case for itself and, on the basis that Investec shall enjoy an absolute discretion as to the enforcement of any claim for breach of Warranty, for the benefit of each Placee) in the terms of the Warranties, but so that in the case of the Non-Executive Directors, the Warranties are given to the best of their knowledge and belief.

10.2 Each of the Directors hereby severally (and not jointly) warrants to Investec that he has taken all reasonable care to ensure that the information in the Issue Documents is in accordance with the facts and does not omit anything likely to affect the import of such information, and that he is not aware of any matters which are inconsistent with the Issue Documents.

10.3 Each of the Directors hereby severally (and not jointly) warrants and undertakes to Investec that all information in respect of himself (including, where applicable any information relating to his past employment and past or present activities or business interests) and any person connected with him with which Investec has been furnished in writing and the contents of any directors' questionnaire, are true and accurate in all material respects and not misleading in any material respect and do not omit anything likely to affect the import of such information.

10.4 Where any Warranty is expressed to be qualified by reference to the awareness and/or knowledge and belief of the Company or of the Directors, that Warranty shall be deemed to include an additional statement that it has been made after all reasonable enquiry and, for the avoidance of doubt, the awareness, knowledge and/or belief of the Directors in the context of any Warranty shall mean their collective awareness (so that the Directors shall be deemed to have the relevant awareness, knowledge and/or belief if any of the Directors has/have the relevant awareness, knowledge and/or belief).

10.5 The Warranties shall be deemed to be repeated, on the basis set out in clause 10.1, at the time of the publication of the Admission Document.

10.6 The Warranties given in this clause 10 shall remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

10.7 Investec shall, to the extent that it suffers any loss in respect thereof, be entitled to the same remedies and rights of action against the Company and the Directors as any person acquiring any Placing Shares on the basis of the Admission Document (or the `P' Proof of the Admission Document) and the Warranties shall be in addition to and shall not be construed as limiting or prejudicing those or any other rights or remedies available to Investec.

10.8 The Company agrees, for the benefit of each Placee, that the Company will be liable to pay compensation to any Placee for any loss which the Placee suffers in respect of any Placing Shares acquired by it under the Placing as a result of (or as a result of any circumstances which cause or give rise to or are the reason for or represent or constitute):-

     10.8.1 any untrue or misleading statement included in the Admission Document (or included in the Pathfinder Admission Document or any placing proof of the Admission Document and, in either case, reproduced in the Admission Document) or in any supplementary admission document; or

     10.8.2 any omission from the Admission Document (or any omission from the Pathfinder Admission Document or from any placing proof of the Admission Document that is, in either case, also an omission from the Admission Document) or from any supplementary admission document of any matter that would have been required to be included in it had it been a `prospectus' within the meaning of the FSMA and the Placing Shares were being offered to the public in the United Kingdom; and

     (provided that the exemptions from liability set out in Schedule 10 to the FSMA shall apply in relation to the liability of the Company under this Clause 10.8).

10.9 The maximum liability of each of the Directors for breach of the Warranties contained in clauses 10.1 and 10.2 shall be that sum set opposite his name in column (3) of Schedule 1, save where any such breach is the consequence of fraud or wilful concealment by the Director concerned. No Director shall be liable for breach of the Warranties unless notice of a claim is given by Investec to the Company (giving reasonable details of the basis of such claim) by no later than three (3) months of the date of publication of the audited accounts of the Company for the financial year ending 31 December 2005.

10.10 Each of the Directors hereby waives any right of contribution or payment they may have, whether by statute, common law or otherwise, against the Company in respect of any claim made against them under the warranties or undertakings set out herein.

11.  DISCLAIMER AND INDEMNITIES

11.1 Neither the Company nor any of the Directors shall make any claim against any Indemnified Person to recover any damage, cost, charge, expense, loss or liability which the Company or any of the Directors may suffer or incur by reason of or arising out of the carrying out by any Indemnified Person on their behalf of their obligations and services hereunder or otherwise in connection with or incidental to the Placing, the distribution of the Issue Documents or the issue or transfer of the Placing Shares unless such damage, cost, charge, expense, loss or liability arises from (i) the fraud, bad faith, negligence or wilful default of an Indemnified Person; or (ii) from a material breach of the terms of this Agreement by Investec; or (iii) from a contravention by an Indemnified Person of the regulatory system (as defined in the handbook and rules of the Financial Services Authority) or breach or contravention of the provisions of the FSMA or the AIM Rules; or
     (iv) is of such a nature that liability may not be excluded pursuant to the FSMA.

11.2 The Company undertakes to Investec (for itself and as trustee for each Indemnified Person) that it will indemnify and hold harmless against and at all times keep each Indemnified Person fully and effectively indemnified against all losses, claims, expenses, liabilities, actions, demands, proceedings and judgements whatsoever and all reasonable costs, charges and expenses which any Indemnified Person may suffer or incur or which may be made against or incurred by any Indemnified Person in any jurisdiction by any subscriber or Placee in respect of the Placing Shares (including but without limitation all such reasonable costs, charges and expenses including any value added tax thereon) as any Indemnified Person may pay or properly incur in responding to, disputing any such actual or potential actions, claims or demands or in enforcing the rights of any Indemnified Person hereunder) and which in any such case arises directly or indirectly out of or in connection with or results from or is attributable to:-

     11.2.1 the preparation, approval, issue and circulation of the Pathfinder Admission Document or the `P' Proof of the Admission Document and the approval, publication and/or posting of any of the Issue Documents;

     11.2.2 the Pathfinder Admission Document or the `P' Proof of the Admission Document or any of the Issue Documents (i) not containing, or being alleged not to contain, all information required to be stated therein or any statement therein (whether of fact, opinion, expectation or intention), being or being alleged to be untrue, inaccurate, incomplete, defamatory or misleading or having been made negligently or otherwise without the required standard of skill and care or reasonableness or (ii) containing or being alleged to contain any misrepresentation; or

     11.2.3 the proper performance by Investec or any of its Affiliates of its or their obligations and services hereunder in accordance with this Agreement or otherwise in connection with the subject matter hereof including the issue of any material by, or after having been approved by, Investec, whether as a 'financial promotion' (as defined in section 21(1) of FSMA and the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005) or otherwise; or

     11.2.4 the release of the Press Announcement, the making of the Placing and the preparation and distribution of the Issue Documents; or

     11.2.5 any breach or alleged breach by the Company or the Directors of any of the Warranties, or by the Company or any of the Directors of any of the undertakings or obligations of the Company or any such Directors; or

     11.2.6 the creation, allotment and issue and placing of any of the Placing Shares; or

     11.2.7 any breach or alleged breach of or failure or alleged failure to comply with, the laws or regulations of any country (including, in particular, the United Kingdom and the US) or the regulations of the London Stock Exchange or NASD, the SEC Regulations or the OTC Bulletin Board Rules, resulting from either the Placing, the release of the Press Announcement or the distribution of the Issue Documents;

     and which does not, in any such case, arise from (i) the fraud, bad faith, negligence or wilful default of an Indemnified Person; or (ii) a material breach of the terms of this Agreement by Investec; or (iii) a contravention by an Indemnified Person of the regulatory system (as defined in the handbook and rules of the Financial Services Authority) or breach or contravention of the provisions of the FSMA, the AIM Rules or any applicable law. This indemnity shall be without prejudice to any other rights of any Indemnified Person.

11.3 Investec shall, on becoming aware of any action or claim or other matter in respect of which indemnity may be sought by any Indemnified Persons pursuant to clause 11.2, give written notice and reasonable details thereof to the Company as soon as reasonably practicable thereafter and thereafter keep the Company informed of all material matters relating thereto.

11.4 If any Indemnified Person is separately indemnified and secured to its reasonable satisfaction by the Company against all claims, actions, losses, liabilities, costs, charges and expenses, such Indemnified Person shall take or procure to be taken such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend any claim which any of the Indemnified Persons have notified to the Company as arising under this clause 11 (such notice to be in the terms required by this Agreement). If the Company fails to secure any Indemnified Person to such Indemnified Person's reasonable satisfaction within 30 days of the notification of the claim to the Company or to give appropriate instructions in relation to any claim within thirty (30) days of being requested to do so, the Indemnified Person may pay or settle or resist or otherwise deal with the claim as it in its absolute discretion thinks fit. No Indemnified Person shall be obliged to take any action under this clause if the action requested would adversely affect the reputation of Investec.

11.5 Subject to clause  11.7,  where any claim of the kind  envisaged  by clause
     11.2 is brought or alleged against the Company and/or one or more Indemnified Persons:-

     11.5.1    the Company  will  provide to such  Indemnified  Persons all such information in its possession and reasonable assistance (including access to and the right to copy any documents or records of the Company) for the purpose of avoiding, disputing, resisting, appealing, compromising or contesting any such claim as it may reasonably request (subject to any reasonably required undertaking as to confidentiality). The Company shall keep each such Indemnified Person fully informed as to the progress of any such claim and the defence thereof;

     11.5.2 Investec will provide the Company with all such information in its possession for the purpose of avoiding, disputing, resisting, appealing, compromising or contesting any such claim as it may reasonably request (subject to any reasonably required undertaking as to confidentiality);

     11.5.3 in a case where an Indemnified Person wishes to dispute or appeal such a claim, it shall be entitled to require the Company also to dispute or appeal such a claim;

     11.5.4 the Company shall not settle or compromise any such claim where such action would affect Investec without the prior written approval of Investec;

11.6 If any deduction or withholding is required by law to be made from any payment under this clause 11 or if any sum payable under this clause 11 is subject to taxation in respect of such payment the amount so payable shall be increased by such amount as will ensure that Investec and its affiliates are placed in the same net of tax position they would have been in had the sum payable under this clause 11 not been subject to any deduction or withholding or taxation.

11.7 No provision of this clause 11 shall take effect in a manner which would thereby result in a breach by Investec or any its Affiliates of the FSMA including, for the avoidance of doubt, any purported exclusion of liability which would be prohibited thereunder.

11.8 The indemnities set out in clause 11 shall remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

12.  TERMINATION

12.1 If prior to Admission it shall come to the notice of Investec that:-

     12.1.1    any of the Warranties was not true or accurate, or was misleading
               (i) when given or deemed given or (ii) at any time if they were to be repeated (by reference to the facts and circumstances in each case then existing) would no longer be true and accurate, or would be misleading, in each case in a respect which is material in the context of the Placing; or

     12.1.2 the Company or the Directors have failed in any material respect to comply with its or their obligations under this Agreement, the California Corporations Code, the FSMA or the AIM Rules; or

     12.1.3 any statement contained in the Issue Documents has become or been discovered to be untrue, inaccurate or misleading in any material respect (where such statement is not corrected pursuant to any supplementary admission document published by the Company, the form of which has been approved by Investec); or

     12.1.4    a Specified Event has occurred;

     then Investec will consult (so far as such consultation is practicable) with the Company and may forthwith give notice to the Company pursuant to clause 12.3.

12.2 If prior to Admission:-

     12.2.1 there shall have been, occurred, happened or come into effect any event or omission which materially and adversely affects the financial position and/or prospects of the Company, or which in the reasonable opinion of Investec is or will be or may be materially prejudicial to the Company or to the Placing or to the acquisition of the Placing Shares by Placees; or

     12.2.2 there shall have occurred any change in national or international financial, monetary, economic, political or stock market conditions which in the reasonable opinion of Investec is or will or is likely to be materially prejudicial to the Company or to the Placing or to the acquisition of the Placing Shares by Placees;

     then Investec will forthwith consult with the Company and may, during or as soon as practicable following such consultation, give notice to the Company pursuant to clause 12.3.

12.3 Where this clause applies, Investec may in its absolute discretion:-

     12.3.1 elect, by giving notice to the other parties to this Agreement prior to Admission, to terminate this Agreement whereupon the provisions of clause 2.3 shall apply as if the Conditions had not been fulfilled (but so that the fee payable by the Company to Investec for its corporate finance in connection with the Placing as stated in clause 9.1.1 shall be reduced to (pound)100,000 if Investec terminates this Agreement in the circumstances described in clause 12.2), and the provisions of clause 12.4 shall apply; or

     12.3.2 allow the Placing to proceed on the basis of the Issue Documents subject, if Investec require or the Company so requests, to the publication of any supplementary admission document and to any relevant requirements of the FSMA, the London Stock Exchange and/or the AIM Rules.

12.4 If any notice is given by Investec to the Company pursuant to clause 12.3.1, Investec shall on behalf of the Company withdraw the Admission Application.

13.  GENERAL AND INTERPRETATION

13.1 The parties to this Agreement will give all such assistance to each other and provide all such information as shall reasonably be required for the purposes of this Agreement and will execute and do all such documents, acts and things as may be reasonably required in order to give effect to the terms of this Agreement.

13.2 The parties shall use all reasonable endeavours to procure that any necessary third party shall do and shall themselves execute and perform all such further deeds, documents, assurances, acts and things as any of them may reasonably require by notice in writing to give effect to the terms of this Agreement.

13.3 Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the parties hereto but, as regards any time, date or period originally fixed or any time, date or period so extended, time shall be of the essence.

13.4 This Agreement shall be binding upon and enure for the benefit of the personal representatives and successors of the parties as the case may be.

13.5 No party shall be entitled to assign his or its rights under this Agreement without the prior written consent of each of the other parties.

13.6 Except as provided in clause 13.7, this Agreement constitutes the entire and the only legally binding agreement between the parties relating to the Placing and no variations of this Agreement shall be effective unless made in writing signed by or on behalf of the parties and expressed to be such a variation.

13.7 For the avoidance of doubt, the provisions of the terms of engagement between Investec and the Company dated 16 May 2005 shall remain in full force and effect notwithstanding the entering into of this Agreement. If there is any inconsistency between the provisions of this Agreement and such terms of engagement, this Agreement shall prevail.

13.8 Each Indemnified Person shall have the rights under the Contracts (Rights of Third Parties) Act 1999 (which shall apply to this Agreement) to enforce the terms of clause 11 of this Agreement (subject to clauses 13.10 and 13.14), as amended from time to time, provided that an Indemnified Person must obtain the written consent of Investec (which Investec may give or refuse in its absolute discretion) before it may bring proceedings to enforce the terms of clause 11 and, save to the extent notified in writing by Investec to the Indemnified Person, Investec (without obligation) shall have the sole conduct of any such action on behalf of the Indemnified Person.

13.9 Save as provided in clause 13.8, no one other than the parties to this Agreement shall be entitled to directly enforce rights under this Agreement under the Contracts (Rights of Third Parties) Act 1999. Investec shall have no responsibility to any Indemnified Person under or as a result of clause
     13.8. The parties to this Agreement do not require the consent of any person (other than the Company, the Directors and Investec or as otherwise provided for in this Agreement) to rescind, vary or terminate this Agreement (including, without limitation, any release or compromise in whole or in part of any liability) at any time.

13.10 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement.

13.11 No failure or delay by any party in exercising any remedy, right, power or privilege under or in relation to this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise thereof or the exercise of any other remedy, right, power or privilege.

13.12 No waiver by any party of any of the requirements of this Agreement or of any of their rights under this Agreement shall have effect unless given in writing. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

13.13 Any release, waiver or compromise or any other arrangement of any kind whatsoever which Investec may agree to or effect as regards one or more of the Directors in connection with this Agreement shall not affect the rights and remedies of Investec as regards any other of the Directors or the liabilities of any of such Directors under this Agreement.

13.14 Any remedy or right conferred upon Investec for breach of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

14.  STATUS OF THE COMPANY

14.1 The Company warrants to Investec that:-

     14.1.1 it is a company incorporated in the State of California, USA and under the laws of the State of California and it has been in continuous existence since its incorporation;

     14.1.2 it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement and such obligations will be binding on it in accordance with their terms; and

     14.1.3 no order has been made or petition presented or resolution passed for its winding-up or administration and no receiver or administrator or administrative receiver has been appointed by any person in relation to its business or assets or any part thereof.

15.  NOTICES

15.1 Any notice required to be given hereunder shall be deemed to be duly served if:-

     15.1.1 delivered by hand at or sent by overnight courier delivery to the registered office or principal address being that set out herein or such other address as shall have been notified by one party to the others in accordance herewith of the party to be served. Any such notice shall be deemed to be served when left at the relevant office and, if served by overnight courier delivery, on the next business day in the UK or USA (as the case may be) following the day of despatch. In proving the giving of a notice, it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed; or

     15.1.2    sent by fax as follows:-

               (a) to the Company and the Directors:-

                    Fax No: 001 310 527 7888

                    For the attention of: Ed Riddell

               (b) to Investec:-

                    Fax No: 020 7597 5120

                    For the attention of: Michael Ansell

14.2 The address or fax numbers and the name of the person for whose attention faxes are to be addressed may be changed from time to time by the relative party by written notice hereunder addressed to the others.

14.3 Any  notice  or other  communication  by fax  shall be  deemed to have been received immediately upon duly obtaining the print out of advice of transmission for the transmitting fax machine, indicating that the transmission has been successfully completed, subject to a copy being put in the post, or delivered or couriered, to the addressee on the same day (or if not a business day in the despatching location the next business day there).

15.4 Any notice given by Investec under clause 12 may be given by any director of Investec to any Director of the Company either personally or by telephone and shall have effect immediately.

16.  COUNTERPARTS

     This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement may be validly exchanged by fax.

17.  GOVERNING LAW

17.1 This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts for all purposes relating to this Agreement but this Agreement may be enforced in any court of competent jurisdiction.

17.2 The Company and each of the Directors hereby irrevocably appoints the Company's UK Solicitors as its or his agent to receive on its or his behalf service of proceedings issued out of the English Courts in any action or proceedings arising out of or in connection with this Agreement. The Company and each of the Directors warrants that the Company's UK Solicitors have agreed to act as its or his agent as aforesaid and agrees that failure by such agent to notify the Company or any of such Directors of such service shall not adversely affect the validity of such service or any judgement based on it. Such service shall become effective seven (7) days after despatch. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF this Agreement has been signed by or on behalf of Investec and the Company and executed as a deed by each of the Directors the day and year first above written.

                                   SCHEDULE 1

                                  THE DIRECTORS

      (1)                            (2)                                    (3)
Name and address                   Position                       Maximum individual liability
ANTHONY NEIL RAWLINSON             Chairman                       US$50,000


EDWIN ORRIN RIDDELL                Chief Executive Officer,       US$416,000
                                   President & Director

BJORN  AHLSTROM                    Director                       US$50,000


DR. MALCOLM RODERICK CURRIE        Director                       US$50,000


DONALD H DREYER                    Director                       US$50,000


JOHN ROBERT WALLACE                Director                       US$50,000


LAWRENCE (LARRY) BRIAN LOMBARD     Chief Financial Officer &      US$290,000
                                   Director


all of 19850 South Magellan Drive, Torrance, California 90502, USA

                                   SCHEDULE 2

                                     PART A

                                   WARRANTIES

All references in this Schedule to the "Admission Document" shall include the 'P' Proof of the Admission Document.

The Warranties referred to in clause 10.1 of the foregoing Agreement are that:-

1.   INFORMATION IN THE ADMISSION DOCUMENT

1.1 The Admission Document contains all the information required to be set out therein under the AIM Rules

1.2 The Admission Document contains all such information as investors would reasonably require and reasonably expect to find there, for the purpose of forming a full understanding of:-

     1.2.1 the assets and liabilities, financial position, profits and losses and prospects of the Company; and

     1.2.2     the Common Shares and the rights  attaching to the Common Shares;
               and

     1.2.3     any other matter contained in the Admission Document;

     consideration of the Company and the Directors having been given to the relevance of any information specified in paragraph (b) of Schedule Two of the AIM Rules.

1.3 The information contained in the Admission Document is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.4 All statements of fact in the Admission Document are true and accurate in all material respects and are not misleading in any material respect to a prospective purchaser or subscriber of the Placing Shares and all forecasts, estimates, expressions of opinion, intention and expectation in the Admission Document are truly and honestly held and either fairly based upon facts within the knowledge of the Directors or made on reasonable grounds after due and careful consideration and to the extent that they are based on assumptions, have regard to the facts which are known to the Company and to the Directors.

1.5 There are no facts known or which would on reasonable enquiry have been known to the Directors or to the Company which are not disclosed in the Admission Document and which either by their omission would make any statement in the Admission Document false or misleading in any material respect or are material for disclosure to a prospective subscriber of shares in the Company or which should be taken into account by Investec in deciding whether or not to act as nominated adviser to the Company and in considering the suitability of the Common Shares for listing on AIM.

1.6 Save for the Presentation, neither the Company nor any of its agents has distributed any `financial promotion' (as defined in section 21 FSMA) in connection with or in anticipation of the Placing.

2.   VERIFICATION, LONG FORM REPORT AND DUE DILIGENCE REPORT

2.1 The replies to the Verification Notes have been prepared or approved by persons reasonably believed by the Directors to have appropriate knowledge and responsibility to enable them properly to provide such replies.

2.2 The statements of fact contained in the replies to the Verification Notes are true and accurate in all material respects and the statements of opinion contained in the replies to the Verification Notes are fair and reasonable.

2.3 All information requested from the Company by the Reporting Accountants for the purpose of the preparation of the Long Form Report was, when provided, true and accurate, no further information has been withheld the absence of which would make misleading the information so provided, and the opinions attributed to the Directors in the Long Form Report are honestly held and are fairly based upon facts within the knowledge of the Directors.

2.4 All statements of fact and financial information contained in the Long Form Report are true, complete and accurate and are not misleading and the Company and the Directors do not disagree with any of the Company's statements of intention or expectation or with any of the comments, conclusions and recommendations of the Reporting Accountants contained in the Long Form Report.

2.5 All information requested from the Company for the purposes of the Legal Due Diligence Report was, when provided, true and accurate in all material respects and no further information has been withheld the absence of which would make misleading in any material respect the information so provided. All statements of fact contained in the Legal Due Diligence Report are true and accurate and are not misleading, and the Directors do not disagree with any aspect of the Legal Due Diligence Report.

3.   DIRECTORS

3.1  The   Directors   have  had   explained   to  them  the   nature  of  their
     responsibilities and obligations as directors of an AIM company.

3.2 None of the Directors has (save to the extent set out in the Admission Document):-

     3.2.1 at any time been adjudged bankrupt or entered into an individual voluntary arrangement in the United Kingdom or elsewhere;

     3.2.2     at any time been party to a deed of arrangement or made any other
               form  of   composition   with  his   creditors,   or  suffered  a
               receivership of any asset in which he had any interest;

     3.2.3     any unsatisfied judgement outstanding against him;

     3.2.4 been a director of any company or other body corporate which went into receivership, compulsory liquidation, creditors' voluntary liquidation, administration, company voluntary arrangement or any composition or arrangement with its creditors generally or any class of its creditors while he was a director or within 12 months after he ceased to be one;

     3.2.5 been a partner of any partnership which went into compulsory liquidation, administration or partnership voluntary arrangement or suffered a receivership of any asset while he was a partner or within 12 months after he ceased to be one;

     3.2.6 ever been publicly censured or criticised by or refused admission by any professional, statutory or regulatory authority (including recognised professional bodies); or

     3.2.7     any unspent convictions for any indictable criminal offence.

3.3 The information provided to Investec by each Director in response to the Directors' questionnaire and declaration of business activities is true and accurate in all respects and no information has been withheld which would make such answers misleading.

3.4 The Admission Document contains true and accurate information at the date of this Agreement and immediately following Admission concerning:-

     3.4.1 the interests of each Director in any contracts entered into by the Company;

     3.4.2 the interests of each Director in the share capital of the Company; and

     3.4.3 the respective business interests, qualifications and experience of each Director.

3.5 The Admission Document contains all information concerning any actual or potential conflicts of interest between the Company and any Director or any company of which any Director is a director or in which he has a material interest and all statements contained in the Admission Document concerning such conflict or concerning the future relationship between such Director or any of such companies are truly and honestly made and are not misleading and there are no other facts concerning the same the omission of which makes any statement therein false or misleading in any respect.

4.   WORKING CAPITAL

4.1 The cash flow and working capital projections of the Company for the period ending 31 December 2006 and the statement as to the adequacy of the Company's working capital included in the Admission Document have, in each case, been accurately compiled on the basis of the assumptions stated therein, after due and careful enquiry and on a reasonable basis, and there are no facts known to the Company or any of the Directors which have not been taken into account in the preparation or making of such projections or statement and which would reasonably be expected to have a material impact thereon.

4.2 The Working Capital Report has been approved by the Board and the Directors do not disagree with any aspect of such report.

4.3 The Company will, after the issue of the Placing Shares, have sufficient working capital for its present requirements, namely for at least 12 months after Admission; and each Director confirms that the statement regarding working capital set out in paragraph 11 of Part 6 of the Admission Document represents the true and honest belief of the Directors, arrived at after due and careful consideration.

5.   FINANCIAL INFORMATION

5.1 The audited balance sheet and profit and loss account and the statements of cash flow (including the notes thereon) of the Company for the three (3) year period ended on the Balance Sheet Date as set out in the Accountants' Report (the "2002, 2003 and 2004 Financial Statements") have (except as therein disclosed) been prepared in accordance with the Statements of Investment Circular Reporting Standards issued by the Auditing Practices Board of the United Kingdom, and within the terms of such Statements, give a true and fair view of the financial position at the end of, and profits and cash flow of the Company for such periods.

5.2 The unaudited results of the Company for the three months ended 31 March 2005 (the "2005 First Quarter Results") have been compiled by the Company with all due care and attention and on the accounting bases and assumptions consistent with or not materially different from those adopted in the preparation of the 2002, 2003 and 2004 Financial Statements.

5.3 The Company did not at the Balance Sheet Date or at 31 March 2005 have any material liability (whether actual, deferred, contingent or disputed) or commitment which, in accordance with generally accepted accounting principles and practice (on the basis on which the 2002, 2003 and 2004 Financial Statements have been prepared), should have been disclosed or provided for in the Accountants Report or the First Quarter Results and which has not been so treated therein or in the Admission Document.

5.4 Adequate provision or, as appropriate, disclosure in accordance with generally accepted accounting principles and practice (on the basis on which the 2002, 2003 and 2004 Financial Statements have been prepared) has been made in the Accountants Report and in the 2005 First Quarter Results for taxation payable by the Company.

5.5 The Directors have established procedures that provide a reasonable basis for them to make proper judgements as to the financial position and prospects of the Company.

5.6 Gross revenue of the Company for the six month period ended 30 June 2005 was at least $1.8 million.

6.   TAXATION

6.1 Since the Balance Sheet Date, the Company has not incurred any liability in respect of any taxation which is material in the context of the Placing, other than any such liabilities arising in the ordinary course of the business of the Company since that date and any such liabilities arising since that date as a result of any transactions entered into by or affecting the Company which are disclosed in the Admission Document.

6.2 All corporation tax returns made by the Company since the Balance Sheet Date have been made correctly in all material respects and, except as provided for or, as the case may be, disclosed in the Accountants' Report, there are no material questions of taxation which are or are, so far as the Directors are aware, likely to become the subject of dispute with the IRS or other taxing authorities.

6.3 All tax that has become due and payable from the Company or for which the Company has become obliged to account has been paid or accounted for in full.

6.4 No claim or dispute involving the Company has been made by or arisen with the IRS or any other tax authority (in the US or elsewhere) which could reasonably be considered material in the context of the Placing; and so far as the Company and each of the Directors is aware, there is no significant risk that such a claim will be made or that such a dispute will arise.

7.   INDEBTEDNESS

7.1 No circumstances have arisen or, so far as the Directors are aware (having made reasonable enquiries), are reasonably expected to arise, such that any person is, or would with the giving of notice and/or lapse of time become entitled to require payment of any material indebtedness (other than indebtedness which it is proposed should be repaid out of the proceeds of the placing of the Placing Shares) (including for the avoidance of doubt, pursuant to finance leases) of the Company before its stated maturity and the Company has not received any notice from any person to whom any material indebtedness (other than indebtedness which is to be repaid out of the proceeds of the placing of the Placing Shares) of the Company is payable on demand that such person now proposes to demand repayment.

7.2 No event has occurred or is subsisting or, so far as the Directors are aware, is reasonably expected to occur, which constitutes or results in, or would with the giving of notice and/or lapse of time, would be reasonably expected to constitute or result in, a default or the acceleration or breach of any material obligation under any agreement, instrument or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound and which would, in any such case, have a material adverse effect on the business, assets or prospects of the Company.

8.   TRADING POSITION

8.1 Since the Balance Sheet Date (and save as disclosed in 2005 First Quarter Results and in the Admission Document):-

     8.1.1 the Company has carried on its business in the ordinary and usual course;

     8.1.2 there has been no significant change in the financial or trading position of the Company;

     8.1.3 the Company has not entered into or assumed or incurred any contract, commitment, borrowings, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or other obligation which, in any such case, has not been discharged at the date of this Agreement or will not be discharged prior to Admission and the disclosure of which to a potential subscriber of Placing Shares is required in order to prevent the Admission Document being inaccurate or misleading in any material respect;

     8.1.4 the Company has not declared, made or paid any dividend or other distribution;

     8.1.5 no agreement or commitment has been entered into by the Company which is of a long term or unusual nature which involves or could involve an obligation of a material nature; and

     8.1.6 no agreement or commitment has been entered into by the Company for the acquisition or disposal of any business or material asset or any material liabilities (including contingent liabilities) otherwise than in the ordinary course of business.

9.   BUSINESS

9.1 All material licences, consents and other permissions and approvals required for carrying on the business now carried on by the Company have been obtained and are in full force and effect and, so far as the Directors are aware, there is no circumstance which indicates that any such licence, consent, permission or approval is likely to be revoked or incapable of renewal.

9.2 The Company is not in breach of any laws, regulations, orders, directives, guidelines and codes which relate to the Company, the ownership and use of the assets of the Company and all business operations undertaken by the Company which is material in the context of the Placing.

9.3 The Company is not a party to, nor affected by, any contract or arrangement which is of material importance to the business of the Company otherwise than on arm's length terms.

9.4 So far as the Directors are aware, there is no agreement, arrangement or transaction material to the business and/or financial position and/or prospects of the Company which is invalid or which may be rescinded, avoided or repudiated, and the Company has not received written notice of any intention to terminate, repudiate or disclaim any such agreement, arrangement or transaction, in each case which is material in the context of the Placing.

10.  INSURANCE

     The Company carries insurance cover at the levels and for the risks normally insured against by persons carrying on the same or similar business as that carried on by the Company and all such insurances are in full force and effect and not voidable and there is no material insurance claim made by or against the Company pending or outstanding or, so far as the Directors are aware, threatened and all premiums due and payable in respect of all insurances have been duly paid and the Company reasonably considers such cover to be adequate.

11.  INTELLECTUAL PROPERTY

11.1 For the purposes of this paragraph 11, "Intellectual Property Rights" means any and all trade marks, service marks, patents, registered designs, unregistered design rights, copyright, rights in confidential information and any other similar intellectual property rights of any nature whatsoever, whether or not registered or capable of registration, and all applications and rights to apply for the same, together with all goodwill relating or attached thereto.

11.2 No activities of the Company infringe or, so far as the Directors are aware, are likely to infringe any Intellectual Property Rights of any third party, and no claim has been made against the Company in respect of any such infringement in the three years prior to the date of this Agreement.

11.3 The Company has disclosed to Investec all Intellectual Property Rights material to the business activities of the Company, all reasonable steps have been taken to protect such Intellectual Property Rights by registration, patent application or otherwise in all jurisdictions in which the Company operates or intends to operate; and all such Intellectual Property Rights as are owned by the Company are owned free of all encumbrances and there are no proceedings, actions or claims pending or, so far as the Directors are aware, threatened which impugn the title, validity or subsistence of any Intellectual Property Rights owned by the Company.

11.4 The know how comprised in the Intellectual Property Rights has been adequately documented and to the extent that it is of a confidential nature or the confidentiality of such information is of material importance to the Company, no part of such confidential information has been disclosed to any third party except subject to arrangements to protect such confidentiality.

11.5 As far as the Directors are aware:-

     11.5.1 nothing has been done or omitted to be done by the Company which would jeopardise the validity or subsistence of any Intellectual Property Rights owned by the Company; and

     11.5.2 there has been no unauthorised use by any person of any Intellectual Property Rights or confidential information of the Company;

     in both instances which are material in the context of the Placing.

12.  LITIGATION

12.1 Neither the Company nor any person for whom it or they may be liable, vicariously or otherwise, is engaged in any litigation or legal or arbitration proceedings which, individually or collectively, are material and may have or have had during the last twelve (12) months a significant adverse effect on the financial position of the Company and, so far as the Directors are aware, no such litigation or legal or arbitration proceedings are threatened or pending and (so far as aforesaid) there are no circumstances which may reasonably be expected to give rise to any such litigation or legal or arbitration proceedings.

12.2 The Company has not taken any action nor have any other steps been taken or legal proceedings started or, so far as the Directors are aware, threatened against the Company for the winding-up or dissolution of it or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, trustee or similar officer of its properties, revenues, undertakings or assets.

13.  SHARE CAPITAL

13.1 Save as disclosed in the Admission Document and/or pursuant to the Company's stock option plan, there are not in force any options or other agreements which call for the issue of, or accord to any person the right to call for the issue of, any Common Shares or shares in the capital or other securities of the Company; and the Company has no current intention to grant options or rights to subscribe for shares in the Company.

13.2 The creation, issue and allotment of the Placing Shares in the manner proposed:-

     13.2.1 will comply with the AIM Rules, the California Corporations Code, the FSMA, the SEC Regulations, the OTC Bulletin Board Rules and all other statutes and governmental and regulatory authorities and regulations applicable to the Placing; and

     13.2.2 will not infringe any borrowing limits, powers or restrictions of, or the terms of any agreement, security, commitment or arrangement binding on the Company, or will result in the imposition or variation of any rights or obligations of the Company.

13.3 The Company has power under its bye-laws and restated articles of incorporation to create, allot and issue the Placing Shares and to effect the Placing in the manner proposed and to enter into and perform this Agreement without any further sanction or consent by members of the Company or any class of them and, subject as aforesaid, there is no consent required by the Company for the issue of the Placing Shares and to effect the Placing which has not been unconditionally and irrevocably obtained.

13.4 The creation, allotment and issue of the Placing Shares and the Admission will not exceed or infringe any restrictions or the terms of any contract, obligation or commitment by or binding upon the Company or result in the imposition or variation of any rights or obligations of the Company.

13.5 There have been given to Investec (or its advisers) details of all current agreements (whether written or unwritten) between the Company and any one or more of the shareholders in the Company relating to any rights of pre-emption over or rights to require a sale or purchase of any shares in the capital of the Company and, so far as the Directors are aware, there have been given to Investec (or its advisers) details of all current agreements (whether written or unwritten) between any one or more of the shareholders in the Company relating to any rights of pre-emption over or rights to require a sale or purchase of any shares in the capital of the Company.

13.6 The Placing Shares will be allotted and issued free from all claims, charges, liens, encumbrances, equities and third party rights and will rank pari passu in all respects with the existing issued Common Shares including the right to receive all dividends declared, made or paid after the date of this Agreement.

14.  SUBSIDIARIES

     The Company has no subsidiaries or subsidiary undertakings within the meaning of the UK Companies Act 1985 (as amended).

15.  RELATIONSHIPS WITH SHAREHOLDERS AND DIRECTORS

15.1 The Company is independent of its shareholders.

15.2 None of the shareholders of the Company has any rights, in their capacity as such, in relation to the Company other than at law or as set out in the bye-laws and restated articles of incorporation of the Company in force at the date of this Agreement or contained in the agreements referred to in the Admission Document.

15.3 Save as disclosed in the Admission Document, there are no agreements, arrangements or understandings (whether legally binding or not) between the Company and any person who is a shareholder, or the beneficial owner of any interest, in the Company or in any company in which the Company is interested, or any person connected with any such person relating to the management of the business of the Company or the appointment or removal of any directors of the Company or the ownership or transfer of ownership of any of their respective assets or which concerns the provision of any finance, goods, services or facilities to or by the Company.

15.4 The Admission Document contains the name of any person (other than professional advisers disclosed in the Admission Document and trade suppliers) who has received, directly or indirectly, from the Company within the twelve (12) months preceding the date of this Agreement, or entered into any contractual arrangements to receive, directly or indirectly, from the Company on or after Admission fees totalling (pound)10,000 or more, securities in the Company with a value of (pound)10,000 or more calculated by reference to the Placing Price or any other benefit with a value of (pound)10,000 or more at the date of Admission and the Admission Document gives all material details of the relationship of such person with the Company and of the fees, securities or other benefit received or to be received.

16.  CORPORATE GOVERNANCE

     The Directors have given due consideration to and intend to observe the requirements of the Combined Code to the extent they consider appropriate having regard to the Company's size, stage of development and resources.

17.  US SECURITIES LEGISLATION

17.1 None of the Company, its affiliates or any persons acting on its or their behalf have engaged or will engage in any 'directed selling efforts', as defined in Regulation S, with respect to the Placing Shares.

17.2 None of the Company, its affiliates or any persons acting on its or their behalf, directly or indirectly, (a) has made or will make offers or sales of any of the Placing Shares, (b) has solicited or will solicit offers to buy any of the Placing Shares or (c) otherwise has negotiated or will negotiate in respect of any of the Placing Shares, in any case, under circumstances that would require the registration of the Placing Shares under the US Securities Act.

17.3 The Company, its affiliates and any persons acting on its or their behalf have and will comply with the offering restrictions requirement of Regulation S.

17.4 The offering of the Placing Shares to Placees pursuant to the Placing in the manner contemplated in this Agreement and in the Admission Document will not cause the Company or any of the Directors to be in violation or breach of any provision of the US Securities Act or of the SEC Regulations or the OTC Bulletin Board Rules.

                                   SCHEDULE 2

                                     PART B

                          WARRANTY CONFIRMATION LETTER


The Directors
Investec Bank (UK) Limited
2 Gresham Street
London
EC2V 7QP


                                                                    19 July 2005
Dear Sirs

Enova Systems, Inc. (the "Company")
Placing of 5,350,000 Common Shares and application for Admission

     We refer to the Placing, and to the Placing Agreement dated 19 July 2005 between Investec Bank (UK) Limited (1) the Company (2) and the Directors of the Company (3) (the "Placing Agreement"). Words and expressions defined in the Placing Agreement have the same meanings in this letter.

We confirm that:-

1. we have complied with all our obligations under the Placing Agreement which we have been required to perform to date;

2. [save as previously notified pursuant to clause 6.4.1 and/or 6.6 of the Placing Agreement,] none of the warranties and undertakings contained in the Placing Agreement has been breached or is unfulfilled or was untrue or inaccurate or misleading when made, and none of such warranties or undertakings would be breached or unfulfilled or be untrue or inaccurate or misleading in any respect were it to be repeated by reference to the facts subsisting at the date of this letter, and no Specified Event has come to the knowledge of the Company or of any Director which in any such case is material in the context of the Placing;

3. neither the Company nor any of the Directors is aware of any circumstances which could give rise to Investec having the right to terminate the Placing Agreement pursuant to clause 12 of the Placing Agreement.



Yours faithfully



Director
for and on behalf of
Enova Systems, Inc.

                                   SCHEDULE 2

                                     PART C

                                DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on                                           2005

by o of o (the "Covenantor") in favour of Enova Systems, Inc. whose principal offices are at 19850 South Magellan Drive, Torrance, CA 90502, USA (the "Company") and Investec Bank (UK) Limited whose registered office is at 2 Gresham Street, London EC2V 7QP ("Investec") and is supplemental to the Placing Agreement dated 19 July 2005 and made between Investec, the Company and the Directors of the Company (the "Placing Agreement"), a copy of which is attached to this Deed.

NOW THIS DEED WITNESSES as follows:-

The Covenantor hereby covenants with each of the Company and Investec to observe, perform and be bound by the provisions of clauses 8.5 to 8.6 of the Placing Agreement as if he were a party to the Placing Agreement and named therein in place of a Director.



THIS DEED has been executed as a Deed by the Covenantor and delivered on the date stated at the beginning of this Deed

                                   SCHEDULE 3

                                     Part A

                      DOCUMENTS TO BE DELIVERED TO INVESTEC

1. The Admission Application duly signed on behalf of the Company together with such other letters or documents as may be required by the AIM Rules to support the application and a cheque made payable to the London Stock Exchange in respect of the London Stock Exchange charges.

2.   Two copies of the Admission Document.

3.   One original of the responsibility letters signed by each of the Directors.

4. A certified copy of the powers of attorney executed by each of the Directors.

5. The Verification Notes duly signed by or on behalf of each of the Directors together with a copy of the annexures referred to therein.

6.   A certified copy of the Board Resolutions.

7. An original signed copy of the Accountants' Report, together with any related statement of adjustments and letters of consent.

8. A letter from the Reporting Accountants addressed to Investec and to the Company confirming the accuracy of the financial information relating to the Company set out in the Admission Document.

9. A letter from the Reporting Accountants addressed to Investec and to the Company confirming the accuracy of the taxation sections set out in the Admission Document.

10.  An original signed copy of the Working Capital Report.

11.  One original signed copy of the Long Form Report.

12.  One original signed copy of the Legal Due Diligence Report.

13. A letter, in the agreed form, from the Directors addressed to Investec confirming that the Directors understand the nature of their responsibilities and obligations as directors of an AIM company and that, having made due and careful enquiry, the Directors have established procedures which provide a reasonable basis for the Directors to make proper judgements as to the financial position and prospects of the Company and that the Directors have been advised accordingly by the Reporting Accountants.

14. A letter, in the agreed form, from the Reporting Accountants addressed to Investec reporting on the Working Capital Report and confirming that the Company has sufficient working capital for its present requirements.

15.  A certified copy of the Board memorandum on financial reporting procedures.

16. A letter, in the agreed form, from the Reporting Accountants addressed to Investec confirming that in their opinion the Directors have established procedures which provide a reasonable basis for them to make proper judgements as to the financial position and prospects of the Company and that the confirmations given by the Company and referred to in paragraph 13 above has been given after due and careful enquiry.

17. A letter, in the agreed form, from the Reporting Accountants addressed to Investec confirming that there has been no significant change in the financial or trading position of the Company since 31 March 2005.

18. Letters, in the agreed form, addressed to Investec from the Company's UK Solicitors, the Company's US Lawyers and the Reporting Accountants confirming, for the purposes of AIM Rule 39, that they have no knowledge of any matter not included in the Admission Document which should be so included.

19. A certified copy of the written consent of the Reporting Accountants addressed to Investec and to the Company consenting to the inclusion in the Admission Document of the Accountants Report and respective references thereto in the form and context in which they appear and making the declaration required by paragraph 1.2 of Annex I to the Prospectus Rules.

20.  Opinion Letter, in the agreed form, from the Company's US Lawyers.

                                   SCHEDULE 3

                                     PART B

              DOCUMENTS TO BE FILED WITH THE LONDON STOCK EXCHANGE


1.   Admission Document, six copies.

2.   Application form.



                                     PART C

                          DOCUMENTS IN THE AGREED FORM

1.   Pathfinder Admission Document

2.   Board Resolutions

3.   Lock-In Deed

4.   Placing Letter

5.   Press Announcement

6.   Admission Document

7.   Verification Notes

8.   Working Capital Report

9. Letter from the Directors to Investec pursuant to paragraph 13 of Part A of this Schedule 3

10. Letters from the Reporting Accountants to Investec pursuant to paragraphs 8, 14, 16, 17 and 19 of Part A of this Schedule 3

11. Letters from the Company's UK Solicitors, the Company's US Lawyers and the Reporting Accountants to Investec pursuant to paragraph 18 of Part A of this Schedule 3

SIGNED by
duly authorised for and on behalf of
INVESTEC BANK (UK) LIMITED


 /s/ Michael Ansell
..............................................
Director



SIGNED by
duly authorised for and on behalf of
ENOVA SYSTEMS, INC.



  /s/ Edwin Riddell
..............................................
Director


EXECUTED as a deed by
ANTHONY NEIL RAWLINSON                ...  /s/ Edwin Riddell, attorney in fact..
In the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................


EXECUTED as a deed by
EDWIN ORRELL RIDDELL                  ...  /s/ Edwin Riddell, attorney in fact..
In the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................

EXECUTED as a deed by
BJORN AHLSTROM                        ...  /s/ Edwin Riddell, attorney in fact..
In the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................


EXECUTED as a deed by
DR MALCOLM RODERICK CURRIE            ...  /s/ Edwin Riddell, attorney in fact..
in the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................


EXECUTED as a deed by
DONALD H DREYER                       ...  /s/ Edwin Riddell, attorney in fact..
in the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................


EXECUTED as a deed by
JOHN ROBERT WALLACE                   ...  /s/ Edwin Riddell, attorney in fact..
in the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................

EXECUTED as a deed by
LAWRENCE BRIAN LOMBARD                ...  /s/ Lawrence B. Lombard .............
in the presence of:-


Witness signature                     ..........................................

Witness name                          ..........................................

Address                               ..........................................

                                      ..........................................

                                      ..........................................